FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2016 Financial Results

HANOVER, Md. - September 1, 2016 - Ciena® Corporation (NYSE: CIEN), the network specialist, today announced unaudited financial results for its fiscal third quarter ended July 31, 2016.

For the fiscal third quarter 2016, Ciena reported revenue of $670.6 million as compared to $602.9 million for the fiscal third quarter 2015.

On the basis of generally accepted accounting principles (GAAP), Ciena's net income for the fiscal third quarter 2016 was $33.5 million, or $0.23 per diluted common share, which compares to a GAAP net income of $23.6 million, or $0.19 per diluted common share, for the fiscal third quarter 2015.

Ciena's adjusted (non-GAAP) net income for the fiscal third quarter 2016 was $67.6 million, or $0.42 per diluted common share, which compares to an adjusted (non-GAAP) net income of $50.7 million, or $0.37 per diluted common share, for the fiscal third quarter 2015.

“We posted strong results on all financial operating metrics in our fiscal third quarter, continuing a trend of consistently improving financial performance and demonstrating the value of having a diversified business to manage through market dynamics,” said Gary B. Smith, president and CEO, Ciena. “Through strategic investments to broaden our portfolio, market application and customer and geographic base, we have positioned Ciena to deliver sustainable long-term growth and increased profitability.”

Fiscal Third Quarter 2016 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarter and year-over-year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendix A.

	GAAP Results
	Q3	Q2	Q3	Period Change
	FY 2016	FY 2016	FY 2015	Q-T-Q*	Y-T-Y*
Revenue	$670.6	$640.7	$602.9	4.7%	11.2%
Gross margin	46.0%	44.2%	44.8%	1.8%	1.2%
Operating expense	$251.5	$254.9	$225.4	(1.3)%	11.6%
Operating margin	8.5%	4.4%	7.4%	4.1%	1.1%

	Non-GAAP Results
	Q3	Q2	Q3	Period Change
	FY 2016	FY 2016	FY 2015	Q-T-Q*	Y-T-Y*
Revenue	$670.6	$640.7	$602.9	4.7%	11.2%
Adj. gross margin	46.8%	45.1%	45.3%	1.7%	1.5%
Adj. operating expense	$223.4	$222.6	$202.1	0.4%	10.5%
Adj. operating margin	13.5%	10.3%	11.8%	3.2%	1.7%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q3 FY 2016		Q2 FY 2016		Q3 FY 2015
	Revenue	%**	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$467.6	69.7	$435.2	67.9	$408.0	67.7
Packet Networking	63.7	9.5	68.5	10.7	57.2	9.5
Optical Transport	9.6	1.4	8.5	1.3	17.5	2.9
Total Networking Platforms	540.9	80.6	512.2	79.9	482.7	80.1

Software and Software-Related Services
Software Platforms	12.6	1.9	11.8	1.9	11.2	1.9
Software-Related Services	19.0	2.8	18.7	2.9	15.3	2.5
Total Software and Software-Related Services	31.6	4.7	30.5	4.8	26.5	4.4

Global Services
Maintenance Support and Training	56.0	8.4	57.1	8.9	59.9	9.9
Installation and Deployment	31.2	4.7	30.2	4.7	25.2	4.2
Consulting and Network Design	10.9	1.6	10.7	1.7	8.6	1.4
Total Global Services	98.1	14.7	98.0	15.3	93.7	15.5

Total	$670.6	100.0	$640.7	100.0	$602.9	100.0

Additional Performance Metrics for Fiscal Third Quarter 2016

	Revenue by Geographic Region
	Q3 FY 2016		Q2 FY 2016		Q3 FY 2015
	Revenue	% **	Revenue	% **	Revenue	% **
North America	$438.0	65.3	$395.5	61.7	$389.6	64.6
Europe, Middle East and Africa	104.3	15.5	96.2	15.0	93.2	15.5
Caribbean and Latin America	46.6	7.0	57.9	9.0	65.1	10.8
Asia Pacific	81.7	12.2	91.1	14.3	55.0	9.1
Total	$670.6	100.0	$640.7	100.0	$602.9	100.0
** Denotes % of total revenue

•	U.S. customers contributed 61.1% of total revenue

•	One customer accounted for greater than 10% of revenue and represented 16% of total revenue

•	Cash and investments totaled $1.27 billion

•	Cash flow from operations totaled $77.1 million

•	Average days' sales outstanding (DSOs) were 79

•	Accounts receivable balance was $588.4 million

•	Inventories totaled $221.6 million, including:

◦	Raw materials: $45.6 million

◦	Work in process: $13.8 million

◦	Finished goods: $158.8 million

◦	Deferred cost of sales: $67.2 million

◦	Reserve for excess and obsolescence: $(63.8) million

•	Product inventory turns were 5.4

•	Headcount totaled 5,559

Business Outlook for Fiscal Fourth Quarter 2016
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of each of the "Forward-Looking Statements" and "Non-GAAP Presentation of Quarterly Results" found in the Notes to Investors below.

Ciena expects fiscal fourth quarter 2016 financial performance to include:

•	Revenue in the range of $700 to $730 million

•	Adjusted (non-GAAP) gross margin in the mid-40s percentage range

•	Adjusted (non-GAAP) operating expense of approximately $230 to $235 million

Live Web Broadcast of Unaudited Fiscal Third Quarter 2016 Results
Ciena will host a discussion of its unaudited fiscal third quarter 2016 results with investors and financial analysts today, Thursday, September 1, 2016 at 8:30 a.m. (Eastern). The live broadcast will be available at www.ciena.com, and an archived replay will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at www.ciena.com/investors. Ciena will also post to the Investor Relations page a presentation that includes certain highlighted information discussed on the call and certain historical results of operations.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “We posted strong results on all financial operating metrics in our fiscal third quarter, continuing a trend of consistently improving financial performance and demonstrating the value of having a diversified business to manage through market dynamics."; "Through strategic investments to broaden our portfolio, market application and customer and geographic base, we have positioned Ciena to deliver sustainable long-term growth and increased profitability."; "Ciena expects fiscal fourth quarter 2016 financial performance to include: Revenue in the range of $700 to $730 million; Adjusted (non-GAAP) gross margin in the mid-40s percentage range; Adjusted (non-GAAP) operating expense of approximately $230 to $235 million."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on June 8, 2016. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

With respect to Ciena’s expectations under “Business Outlook for Fiscal Fourth Quarter 2016” above, Ciena is not able to provide a quantitative reconciliation of the adjusted (non-GAAP) gross margin and adjusted (non-GAAP) operating expense guidance measures to the corresponding gross profit and gross profit percentage, and operating expense GAAP measures without unreasonable efforts. Ciena cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty.  For the same reasons, Ciena is unable to address the probable significance of the unavailable information.

About Ciena. Ciena (NYSE: CIEN) is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with its OPn architecture for next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or on LinkedIn.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended July 31,		Nine Months Ended July 31,
	2016	2015	2016	2015
Revenue:
Products	$553,450	$493,919	$1,535,017	$1,428,114
Services	117,100	109,013	349,365	325,582
Total revenue	670,550	602,932	1,884,382	1,753,696
Cost of goods sold:
Products	299,381	273,837	851,641	797,283
Services	62,684	59,226	189,713	183,838
Total cost of goods sold	362,065	333,063	1,041,354	981,121
Gross profit	308,485	269,869	843,028	772,575
Operating expenses:
Research and development	116,697	100,379	339,346	306,342
Selling and marketing	83,732	81,650	252,878	240,833
General and administrative	34,336	29,743	100,681	89,598
Acquisition and integration costs	1,029	2,435	4,613	3,455
Amortization of intangible assets	14,529	11,019	46,957	33,057
Restructuring costs	1,138	192	2,057	8,260
Total operating expenses	251,461	225,418	746,532	681,545
Income from operations	57,024	44,451	96,496	91,030
Interest and other income (loss), net	(3,647)	(5,491)	(11,456)	(19,273)
Interest expense	(15,967)	(11,883)	(41,285)	(38,491)
Income before income taxes	37,410	27,077	43,755	33,266
Provision for income taxes	3,864	3,452	7,758	7,767
Net income	$33,546	$23,625	$35,997	$25,499

Net Income per Common Share
Basic net income per common share	$0.24	$0.20	$0.26	$0.23
Diluted net income per potential common share[1]	$0.23	$0.19	$0.26	$0.22

Weighted average basic common shares outstanding	138,881	118,413	137,835	113,189
Weighted average dilutive potential common shares outstanding[2]	169,349	133,233	139,053	114,549

1.
The calculation of GAAP diluted net income per common share for the third quarter of fiscal 2016 requires adding back interest expense of approximately $1.3 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 and approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.

The calculation of GAAP diluted net income per common share for the third quarter of fiscal 2015 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.

2.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the third quarter of fiscal 2016 includes 0.9 million shares underlying certain stock options and restricted stock units, 12.2 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017 and 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018.

Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first nine months of fiscal 2016 includes 1.2 million shares underlying certain stock options and restricted stock units.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the third quarter of fiscal 2015 includes 1.7 million shares underlying certain stock options and restricted stock units and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first nine months of fiscal 2015 includes 1.4 million shares underlying certain stock options and restricted stock units.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	July 31, 2016	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$854,918	$790,971
Short-term investments	295,322	135,107
Accounts receivable, net	588,389	550,792
Inventories	221,598	191,162
Prepaid expenses and other	189,947	196,178
Total current assets	2,150,174	1,864,210
Long-term investments	115,366	95,105
Equipment, building, furniture and fixtures, net	272,955	191,973
Goodwill	267,261	256,434
Other intangible assets, net	165,169	202,673
Other long-term assets	72,733	84,656
Total assets	$3,043,658	$2,695,051
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$232,736	$222,140
Accrued liabilities	297,123	316,283
Deferred revenue	117,952	126,111
Current portion of long-term debt	455,465	2,500
Total current liabilities	1,103,276	667,034
Long-term deferred revenue	70,287	62,962
Other long-term obligations	122,852	72,540
Long-term debt, net	1,025,684	1,271,639
Total liabilities	$2,322,099	$2,074,175
Commitments and contingencies
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 139,253,617 and 135,612,217 shares issued and outstanding	1,393	1,356
Additional paid-in capital	6,704,349	6,640,436
Accumulated other comprehensive loss	(21,390)	(22,126)
Accumulated deficit	(5,962,793)	(5,998,790)
Total stockholders’ equity	721,559	620,876
Total liabilities and stockholders’ equity	$3,043,658	$2,695,051

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended July 31,
	2016	2015
Cash flows provided by operating activities:
Net income	$35,997	$25,499
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	46,624	41,601
Share-based compensation costs	41,832	32,402
Amortization of intangible assets	59,428	39,659
Provision for inventory excess and obsolescence	26,663	18,010
Provision for warranty	13,114	12,549
Other	15,706	17,818
Changes in assets and liabilities:
Accounts receivable	(37,768)	(33,362)
Inventories	(56,267)	40,372
Prepaid expenses and other	16,687	(24,297)
Accounts payable, accruals and other obligations	(5,087)	(21,937)
Deferred revenue	(4,120)	29,170
Net cash provided by operating activities	152,809	177,484
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(81,161)	(39,729)
Restricted cash	—	(42)
Purchase of available for sale securities	(340,168)	(180,203)
Proceeds from maturities of available for sale securities	160,606	140,000
Settlement of foreign currency forward contracts, net	(9,982)	16,289
Acquisition of business, net of cash acquired	(32,000)	—
Purchase of cost method investment	—	(2,000)
Net cash used in investing activities	(302,705)	(65,685)
Cash flows provided by financing activities:
Proceeds from issuance of term loan, net	248,750	—
Payment of long term debt	(45,990)	(8,901)
Payment of debt issuance costs	(3,980)	(420)
Payment of capital lease obligations	(5,359)	(6,441)
Proceeds from issuance of common stock	22,118	19,622
Net cash provided by financing activities	215,539	3,860
Effect of exchange rate changes on cash and cash equivalents	(1,696)	(5,288)
Net increase in cash and cash equivalents	63,947	110,371
Cash and cash equivalents at beginning of period	790,971	586,720
Cash and cash equivalents at end of period	$854,918	$697,091
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$31,787	$31,566
Cash paid during the period for income taxes, net	$9,947	$8,526
Non-cash investing activities
Purchase of equipment in accounts payable	$10,204	$16,717
Equipment acquired under capital lease	$5,322	$464
Building subject to capital lease	$8,993	$14,939
Construction in progress subject to build-to-suit lease	$35,875	$8,770
Non-cash financing activities
Conversion of 4.0% convertible senior notes, due March 15, 2015 into 8,898,387 shares of common stock	—	180,645

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended July 31,
	2016	2015
Gross Profit Reconciliation
GAAP gross profit	$308,485	$269,869
Share-based compensation-products	645	671
Share-based compensation-services	637	490
Amortization of intangible assets	4,328	2,200
Total adjustments related to gross profit	5,610	3,361
Adjusted (non-GAAP) gross profit	$314,095	$273,230
Adjusted (non-GAAP) gross profit percentage	46.8%	45.3%

Operating Expense Reconciliation
GAAP operating expense	$251,461	$225,418
Share-based compensation-research and development	3,479	2,114
Share-based compensation-sales and marketing	3,590	3,571
Share-based compensation-general and administrative	4,284	3,516
Acquisition and integration costs	1,029	2,435
Amortization of intangible assets	14,529	11,019
Restructuring costs	1,138	192
Settlement of patent litigation	—	500
Total adjustments related to operating expense	28,049	23,347
Adjusted (non-GAAP) operating expense	$223,412	$202,071

Income from Operations Reconciliation
GAAP income from operations	$57,024	$44,451
Total adjustments related to gross profit	5,610	3,361
Total adjustments related to operating expense	28,049	23,347
Adjusted (non-GAAP) income from operations	$90,683	$71,159
Adjusted (non-GAAP) operating margin percentage	13.5%	11.8%

Net Income Reconciliation
GAAP net income	$33,546	$23,625
Total adjustments related to gross profit	5,610	3,361
Total adjustments related to operating expense	28,049	23,347
Gain on extinguishment of debt	(44)	—
Non-cash interest expense	480	397
Adjusted (non-GAAP) net income	$67,641	$50,730

Weighted average basic common shares outstanding	138,881	118,413
Weighted average dilutive potential common shares outstanding [1]	178,547	159,787

Net Income per Common Share
GAAP diluted net income per common share	$0.23	$0.19
Adjusted (non-GAAP) diluted net income per common share [2]	$0.42	$0.37

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2016 includes 0.9 million shares underlying certain stock options and restricted stock units, 12.2 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2015 includes 1.7 million shares underlying certain stock options and restricted stock units, 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2016 requires adding back interest expense of approximately $1.3 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and approximately $2.9 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2015 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and approximately $2.8 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.
* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Acquisition and integration costs - consist of expenses for financial, legal and accounting advisors and severance and other employee related costs, associated with our acquisition of Cyan, Inc. on August 3, 2015 and our acquisition of certain high-speed photonic component assets from TeraXion, Inc. on February 1, 2016. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•	Settlement of patent litigation - included in general and administrative expense is a $0.5 million patent litigation settlement during the third quarter of fiscal 2015.

•	Gain on extinguishment of debt - a gain related to certain private repurchases conducted with several holders of Ciena's 0.875% convertible senior notes, due June 15, 2017.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.